For:      Avatex Corporation

Contact:  Grady E. Schleier
          Senior Vice President and Chief Financial Officer
          (214) 365-7450



                          AVATEX CORPORATION ANNOUNCES
                    SUBMISSION DATE FOR SHAREHOLDER PROPOSALS
                    -----------------------------------------

          Dallas, Texas -- April 5, 2000 -- Avatex Corporation (OTCBB: AVAT) today announced that any proposals to be presented to its stockholders at Avatex's 2000 annual meeting of stockholders must be received by Avatex for inclusion in its proxy statement for the meeting by May 31, 2000.

          Avatex is a holding company that, along with its subsidiaries, owns interests in other corporations and partnerships. Through Phar-Mor, Inc., its 38% owned subsidiary, Avatex is involved in operating a chain of retail discount drug stores devoted to the sale of prescription and over-the-counter drugs, health and beauty aids and other general merchandise.



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